--------------------------------------------------------------------------------










                                ESCROW AGREEMENT

                                      among

               Merrill Lynch, Pierce, Fenner & Smith Incorporated

                               as Depositor-Agent

                                       and

                         Merrill Lynch KECALP L.P. 1999

                             the Issuer-Partnership

                                       and

                              THE BANK OF NEW YORK

                                 as Escrow Agent


                         Dated as of ____________, 1998


                           ACCOUNT NUMBER(S) ________

              SHORT TITLE OF ACCOUNT Merrill Lynch KECALP L.P. 1999
                                     ------------------------------






--------------------------------------------------------------------------------

         ESCROW AGREEMENT made this ___ day of ________, 1998 by and among THE BANK OF NEW YORK ("Escrow Agent") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Depositor-Agent") and Merrill Lynch KECALP L.P. 1999 (the "Issuer Partnership").

         The Depositor-Agent and Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein Escrow Agent shall hold in escrow and shall distribute Escrow Property (as defined herein) in accordance with and subject to the following Instructions and Terms and
Conditions:

                                 I. INSTRUCTIONS

1.       ESCROW PROPERTY

         The property and/or funds deposited or to be deposited with Escrow Agent by the Depositor-Agent shall be as follows:

         Cash payments received from subscribers of up to 500,000 units of limited partnership interest (the "Units") in Merrill Lynch KECALP L.P. 1999 (the "Issuer-Partnership") at a price of $1,000 each to certain employees and directors of Merrill Lynch and Co., Inc. and of its subsidiaries. (Subscribers' checks will be made payable to Escrow Agent, and broker/dealers will transmit such checks directly to Escrow Agent by 12:00 noon of the next business day after receipt.)

         The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively the "Distributions") received by Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as "Escrow Property."

2.       INVESTMENT OF ESCROW PROPERTY

         The Depositor-Agent is to select one of the following options, initial the option selected and, if "(b)" is selected, insert the appropriate information.

                  (a) Escrow Agent shall have no obligation to pay interest on or to invest or reinvest any Escrow Property deposited or received hereunder.

                  (b) Escrow Agent shall invest or reinvest Escrow Property, without distinction between principal and income, in accordance with the following (escrowed funds will be invested only in investments permissible under SEC Rule 15c2-4):

                  The Bank of New York's Depository Reserve, until further instruction.

                  Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 4 of the Terms and Conditions.


3.       DISTRIBUTION OF ESCROW PROPERTY

         Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

         At the closing time of the offering ("Closing Time"), Escrow Agent shall apply the cash representing collected funds then being held by Escrow Agent as part of the escrow fund for the account of the subscribers with respect to whose purchase of Units such Closing is being held, in accordance with the written direction of the Depositor-Agent, at which time such amounts so applied shall no longer be a deposit under this Agreement. In the event that funds have been invested on behalf of such subscribers pursuant to paragraph (2), Escrow Agent shall, within ten days after each Closing Time, return to the Depositor-Agent, on behalf of such subscribers, the interest earned thereon.

4.       ADDRESSES

         Notices, instructions and other communications shall be sent to Escrow Agent, Corporate Trust Department, 101 Barclay Street - 12th Floor, New York, New York 10286, and to Depositor-Agent as follows:

         Merrill Lynch KECALP L.P. 1999
         c/o KECALP, Inc.
         World Financial Center
         South Tower- 23rd Floor
         New York, New York  10080-6123

         Attention:  Mr. Robert F. Tully

5.       Distribution of Escrow Property Upon Termination

         Upon termination of this Escrow Agreement, Escrow Property then held hereunder shall be distributed as follows:

         In the event that (a) on or before March 1, 1999 either (i) no Closing contemplated by paragraph (3) shall have been consummated or (ii) as to any subscriber, Escrow Agent shall have been advised in writing by the Depositor-Agent that all conditions precedent to a Closing as to such subscriber have not been satisfied, or (b) as to any subscriber, the Issuer-Partnership shall have determined to reduce such subscriber's subscription, then the Depositor-Agent shall promptly so advise in writing Escrow Agent and authorize and direct in writing Escrow Agent to return as promptly as practicable (i) in the case of the event described in (a)(i), the Escrow Property to the Depositor-Agent for the accounts of all of the subscribers, or (ii) in the case of an event described in (a)(ii), the Escrow Property to the Depositor-Agent for the accounts of such subscribers with respect to whom Escrow Agent shall have received such written advice or whose subscriptions have been reduced, as the case may be. In each case Escrow Agent shall so return such funds with the interest earned on such funds.

         In the event that (a) the Closing or Closings in accordance with paragraph (3) above shall have been consummated with respect to all subscribers, or (b) the amounts paid by or for the account of all named subscribers to the Depositor-Agent and deposited with Escrow Agent shall have been repaid to the Depositor-Agent on behalf of such respective persons without deduction (other than as provided in paragraph (6) below) and with or without interest by Escrow Agent as provided in this paragraph, then, as to all such named subscribers, Escrow Agent shall be relieved of all liabilities in connection with the escrow deposits provided for herein with respect to all such subscribers.

         In any event, the obligations and liabilities of Escrow Agent hereunder will terminate on the date which is fifteen business days after the Closing Date and as to any amounts remaining in the escrow fund Escrow Agent shall be entitled to refrain from taking any action until it has been directed otherwise in writing by the Depositor-Agent, or by a final judgment of a court of competent jurisdiction.

6.       COMPENSATION

         (a) At the time of execution of this Escrow Agreement, the Depositor-Agent shall pay Escrow Agent an acceptance fee of $_______ plus 5% of the income earned while the account is in escrow.

         (b) The Depositor-Agent shall pay an investment transaction fee of $25.00 for each purchase or sale of a security (other than money market securities) made by Escrow Agent hereunder.

         (c) The Depositor-Agent shall be responsible for and shall reimburse Escrow Agent upon demand for all expenses, disbursements and advances incurred or made by Escrow Agent in connection with this Agreement.


                            II. TERMS AND CONDITIONS

1. The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which any Depositor-Agent is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Depositor-Agent or any entity acting on its behalf. Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

2. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4. (a) Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Depositor-Agent or any entity acting on behalf of the Depositor-Agent,
         (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit.

         (b) If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.

         (c) As security for the due and punctual performance of any and all of Depositor-Agent's obligations to Escrow Agent hereunder, now or hereafter arising, Depositor-Agent hereby pledges, assigns and grants to Escrow Agent a continuing security interest in and a lien on, the Escrow Property and all Distributions thereon or additions thereto (whether such additions are the result of deposits by Depositor-Agent or the investment of Escrow Property). The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against Depositor-Agent and all third parties in accordance with the terms of this Escrow Agreement.

         (d) Escrow Agent may consult with legal counsel at the expense of the Depositor-Agent as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

         (e) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent's usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

6. Escrow Agent shall provide to the Depositor-Agent monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Depositor-Agent unless Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

7. Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

8. Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the "Addresses" provision herein (or to such other address as may be substituted therefor by written notification to Escrow Agent or the Depositor-Agent). Notices to Escrow Agent shall be deemed to be given when actually received by Escrow Agent's Corporate Trust Department. Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Depositor-Agent or by a person or persons authorized by the Depositor-Agent. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

9. The Depositor-Agent shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses" ) arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence of willful misconduct on its part), provided, however, that nothing
                                          --------  -------
         contained herein shall require Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

10. (a) The Depositor-Agent may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days prior notice in writing signed by the Depositor-Agent. Escrow Agent may resign at any time by giving to the Depositor-Agent fifteen (15) calendar days prior written notice thereof.

         (b) Within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, the Depositor-Agent shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Depositor-Agent at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, the Depositor-Agent.

         (c) Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent's fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

         (d) Upon delivery of the Escrow Property to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

11. (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by the Depositor-Agent, which eliminates such ambiguity or uncertainty.

         (b) In the event of any dispute between or conflicting claims between the Depositor-Agent and the Issuer-Partnership and/or any other person or entity with respect to any Escrow Property, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Depositor-Agent for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem in its sole discretion necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Depositor-Agent.

12. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. The Depositor-Agent hereby submits to the personal jurisdiction of and agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York or elsewhere as Escrow Agent may select. The Depositor-Agent hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction the Depositor-Agent may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. The Depositor-Agent waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

13. Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

14. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

15. The Depositor-Agent hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes a legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by the Depositor-Agent do not and will not violate any applicable law or regulation.

16. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability or any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

18. This Agreement shall terminate upon the distribution of all Escrow Property from the Account. The provisions of these Terms and Conditions shall survive termination of this Escrow Agreement and/or the resignation or removal of Escrow Agent.

19. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York" by name or the rights, powers, or duties of Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent.

20. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

21. This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

22. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

23. Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Issuer-Partnership shall pay or reimburse Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications. It is understood that Escrow Agent shall be responsible for income reporting only with respect to income earned or investment of funds which are a part of the Escrow Property and is not responsible for any other reporting. This paragraph and paragraph (9) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of Escrow Agent.


         IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

                            MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED

                            By: _______________________________
                                    (Authorized Signatory)


                            MERRILL LYNCH KECALP L.P. 1999

                            By: ________________________________
                                     (Authorized Signatory)


                            THE BANK OF NEW YORK, as Escrow Agent

                            By: ________________________________
                                     (Authorized Signatory)